UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2005

Timeline Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	1-13524	31-1590734
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3055 112th Ave. NE, Suite 106, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-822-3140

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2005, Timeline, Inc. entered into a revised non-binding letter of intent with Global Software, Inc. for the proposed sale to Global Software of Timeline’s software licensing operations. The revised non-binding letter of intent amends and replaces in its entirety the non-binding letter of intent with Global Software dated May 6, 2005. A copy of the non-binding letter of intent is included as an exhibit to this Form 8 K, and the discussion below is summary of its material terms and is qualified in its entirety to the text of the full document.

SUMMARY OF PROPOSED TRANSACTIONS

Under the terms of the revised non-binding letter of intent, Timeline would sell its software licensing operations to Global Software over two stages, consisting of (1) the sale of 100% of stock in its U.K. subsidiary, Analyst Financials Limited (with the first intended closing occurring on or before July 15, 2005), and (2) the sale of its other software assets (with the second closing occurring on or before August 31, 2005) (the "Transactions"). Each of the two Transactions is independent of the other. There are no assurances that either or both of the Transactions will be consummated and the terms of the Transactions may change materially from the terms set forth in the non-binding letter of intent. The letter of intent is a non-binding obligation of Timeline and Global Software, and the actual terms of the Transactions will be contained in a definitive purchase agreement to be negotiated between the parties. The parties have not yet entered into a definitive purchase agreement for the Transactions. There will be many conditions to closing of each the two Transactions, many of which are outside of the parties’ control, including obtaining approval of Timeline’s shareholders to the second Transaction. There are no assurances when or if either Transaction will close, even if the parties successfully negotiate and sign a definitive purchase agreement.

First Transaction – Sale of 100% Stock in Analyst Financials Limited. The non-binding letter of intent contemplates the following actions with respect to the first Transaction:

• Timeline to sell to Global Software the following:
• 100% of the outstanding equity interests in Analyst Financials Limited (excluding outstanding accounts receivable, cash, deposits and prepaid expenses at closing);
• any customer contracts held by Timeline to customers of the U.K. subsidiary;
• Timeline’s maintenance and support agreements for the Infinium product; and
• a non-exclusive license to use the names "Analyst Financials" and "Analyst Suite;"

• Timeline to grant to Global Software a non-exclusive license to the source code of its Analyst Financials software product and its related patents, including the right to sublicense to OEMs, VAR, resellers and other distributors, in connection with the worldwide sale and distribution of the Analyst Financials product, but not including sales to any of Timeline’s existing customer accounts;

• Global Software to pay to Timeline $1,100,000, of which (i) $620,000 (less the outstanding principal and interest under the bridge note, as described below) will be paid in cash at the first closing, (ii) $240,000 will be payable 18 months after the first closing (bearing simple interest at a rate of 6% per annum), and (iii) $240,000 will be payable 36 months after the first closing (bearing simple interest at a rate of 6% per annum). The amount of the second deferred payment may be reduced to $220,000 if shareholder approval of the second Transaction is not obtained by August 31, 2005 (see "Closing Conditions" below);

• Global Software to assume certain liabilities of the U.K subsidiary, including the office lease in Chiswick, U.K., ongoing obligations with respect to prepaid maintenance fees, and accrued vacation time for any employees hired by Global Software at the first closing; and

• Global Software to hire up to six employees of the U.K subsidiary, and up to two of Timeline’s U.S.-based employees.

Second Transaction – Sale of Timeline’s Other Software Assets. The non-binding letter of intent contemplates the following actions with respect to the second Transaction:

• Timeline to sell to Global Software the following:
• its WorkWise and Analyst Financials products, including all source code and object code, goodwill and trademarks;
• all customer contracts with respect to any of its software licensing customers;
• all of Timeline’s rights to the names "Timeline" (other than "Timeline, Inc."), Analyst Financials, Analyst Suite and WorkWise;
• substantially all of Timeline’s equipment, and all of its inventory, fixtures and capitalized software;

• Timeline to grant to Global Software a non-exclusive perpetual, fully paid license to its patents, including the right to sublicense to OEMs, VAR, resellers and other distributors, in connection with the worldwide sale and distribution of the WorkWise and Analyst Financials products;

• Global Software to pay to Timeline $900,000, of which (i) $380,000 will be payable in cash at the second closing, (ii) $260,000 will be payable 18 months after the second closing (bearing simple interest at a rate of 6% per annum), and (iii) $260,000 will be payable 36 months after the second closing (bearing simple interest at a rate of 6% per annum);

• Global Software to assume certain liabilities of Timeline, including the office lease in Bellevue, WA, ongoing obligations with respect to prepaid maintenance fees, and accrued vacation time for any employees hired by Global Software at the second closing;

• Timeline to enter into a non-competition agreement, agreeing not to compete with the business being sold to Global Software for a period of 4 years.

• Global Software to enter into a patent royalty agreement to cooperate with Timeline, at Timeline’s request, with respect to the prosecution of any patent infringement claim, and Timeline to pay a 3% royalty to Global Software on those licenses where Global Software has provided assistance; and

• Global Software to hire up to six of Timeline’s employees.

CLOSING CONDITIONS

There will be many conditions to closing of each Transaction, many of which are outside of the parties’ control, and Timeline cannot predict whether these conditions will be satisfied. The final list of closing conditions will be set forth in the definitive purchase agreement to be negotiated. The closing conditions currently listed in the non-binding letter of intent include the following:

• Closing Conditions to First Transaction (Sale of 100% Stock in U.K. Subsidiary):

• Global Software to satisfactorily complete its due diligence review of Timeline;
• the leases for the U.K. subsidiary’s offices in Chiswick, U.K. to be assigned to Global Software on terms acceptable to it, and Global to have negotiated the assignment to it of the Bellevue, WA office lease to be effective only upon closing the second Transaction;
• all necessary third-party and governmental approvals to the first Transaction to be obtained;
• the assignment of all customer contracts being assigned to Global Software in the first Transaction, and all necessary third-party consents to assign such customer contracts to be obtained;
• no material adverse change in Timeline’s business, properties, operations, condition (financial or otherwise), prospects, assets or liabilities to have occurred since March 31, 2005; and
• the boards of directors of Timeline and Global Software to have approved the two Transactions.

In the event that the first Transaction does not close by July 15, 2005, either Timeline or Global Software has the right to terminate the non-binding letter of intent and the definitive purchase agreement, in which case both Transactions would be terminated.

• Closing Conditions to Second Transaction (Sale of Timeline’s Other Software Assets):

• no material adverse change in the business, properties, operations, condition (financial or otherwise), prospects, assets or liabilities of Timeline or its business to have occurred since the closing of the first Transaction;
• up to six of Timeline’s employees to have entered into employment agreements with Global Software;
• all necessary third-party and governmental approvals to the second Transaction to be obtained; and
• Timeline’s shareholders to approve the second Transaction.

In the event that the second Transaction does not close by August 31, 2005, either Timeline or Global Software has the right to terminate the non-binding letter of intent and the definitive purchase agreement, in which case the second Transaction would be terminated. However, if the only condition to closing the second Transaction that has not been satisfied is the approval by Timeline’s shareholders, then, at Timeline’s sole option, (a) the August 31 date shall be extended until September 30, 2005 and (b) the amount of the second deferred payment from the first Transaction (payable by Global Software on the 36-month anniversary of the closing of the first Transaction) will be reduced from $240,000 to $220,000.

Each of the two Transactions is independent of the other. If the first Transaction occurs, but the second Transaction does not close, Timeline will have sold to Global Software its U.K. operations and granted license rights to its software and patents to sell the Analyst Financials products, and Timeline would continue to operate its software license business in the U.S.

DEFINITIVE PURCHASE AGREEMENT

Global Software is currently engaged in its due diligence review, and the parties have not yet finalized or entered into a definitive purchase agreement for the Transactions.

NOTE AND SECURITY AGREEMENT WITH GLOBAL SOFTWARE

In connection with the non-binding letter of intent, on June 1, 2005, Timeline entered into a security agreement and secured promissory note with Global Software, providing for a $250,000 loan to Timeline. The discussion below is summary of material terms of the secured promissory note and security agreement and is qualified in its entirety to the complete text of the each document, which were included as exhibits to Timeline’s Current Report on Form 8-K filed with the SEC on June 7, 2005.

Principal amounts owing under the note bear interest at a fixed rate of 6% per annum. The maturity date of the note is the earlier of (i) July 15, 2005, (ii) closing of the first Transaction contemplated by the non-binding letter of intent, or (iii) the termination of either the non-binding letter of intent or the definitive purchase agreement. Upon the maturity date, Timeline has the right to elect to repay the note either in full or in four successive and equal quarterly payments, with each payment being made on the final business day of each fiscal quarter following the maturity date. After the maturity date, interest on the outstanding principal balance on the note accrues at the rate of 8% per annum.

Upon an event of default under the note, all outstanding principal and interest under the note will be immediately due and payable. Events of default consist of the following:

• Timeline’s failure to pay any amounts owed under the note when due, if not cured within 10 days after the due date;
• an event of default or material breach by Timeline under the non-binding letter of intent or the definitive purchase agreement contemplated thereby, which is not cured after 30 days;
• a material breach by Timeline of its obligations under the security agreement;
• the filing of a petition by or against (which has not been stayed or dismissed within 60 days following the filing of such petition) Timeline under bankruptcy laws;
• the appointment of a receiver, trustee, custodian or liquidator of or for any part of Timeline’s assets or property;
• the execution by Timeline of a general assignment for the benefit of creditors; or
• Timeline’s insolvency or it generally not paying its debts as they become due.

Timeline’s obligations under the note are secured by a first priority security interest in all of its software assets.

EXCLUSIVITY; NON-COMPETITION PROVISIONS

As part of the non-binding letter of intent, Timeline agreed to an exclusivity provision in favor of Global Software through the earlier of (a) July 15, 2005 or (b) the termination by Global Software of negotiations for the Transactions. Timeline specifically agreed that it would not:

• directly or indirectly through any other party engage in any negotiations with or provide any information to any other person, firm or corporation with respect to an acquisition transaction involving Timeline or its assets;
• directly or indirectly through any other party solicit any proposal relating to the acquisition of, or other major transaction involving, Timeline or its assets and Timeline will notify Global Software promptly of the receipt of any unsolicited offer therefor; or
• dispose of any assets that would constitute a part of the assets to be acquired by Global Software other than in the ordinary course of business.

The non-binding letter of intent also provides for a break-up fee, in the event (a) Timeline breaches its exclusivity obligation described above, (b) the non-binding letter of intent or the definitive purchase agreement is terminated due to a material breach by either party, or (c) either party fails to diligently proceed in good faith with the consummation of the Transactions. The break-up fee payable by the breaching party would be in an amount equal to $200,000, plus reasonable attorneys’ fees, accountants’ fees and appraiser’s fees incurred by the non-breaching party in connection with its due diligence, negotiation and documentation of the Transactions. In addition, Timeline would be required to repay to Global Software all outstanding principal amounts under the note.

NATURE OF TIMELINE’S BUSINESS IF BOTH TRANSACTIONS CLOSE

If the parties complete both Transactions, Timeline will have sold its software licensing business, but it will continue to own its patents. Timeline intends to continue its business of prosecuting outstanding and new patent infringement claims against third parties, and seeking patent licensing arrangements. Timeline would continue to be a public company. Timeline also intends to evaluate and potentially explore all available alternatives. Timeline will continue to work to maximize shareholder interests with a goal of returning value to its shareholders. Although Timeline’s board of directors has not yet made any determination, such alternatives may include ultimate dissolution and liquidation of Timeline, a going private transaction effected through a reverse stock split or otherwise in order to reduce the costs associated with being a public company, a share repurchase, an extraordinary dividend or other transactions to maximize shareholder value and manage its outstanding liabilities.

Timeline intends to use the proceeds from the two Transactions to pay off its accounts payable and other liabilities. The remaining amounts would be used to fund its ongoing operations, including employee expense, costs and expenses (including attorneys’ fees) associated with prosecuting patent infringement cases, and ongoing costs of being a public company. Because the size of Timeline’s continuing patent operations would be substantially less than needed for its current software licensing business, Timeline would significantly downsize its office space and would expect to employ only two employees going forward. In addition, Timeline anticipates that in March 2006 its board of directors will consider whether to pay a dividend to shareholders from the proceeds of the sale.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes a number of forward-looking statements as to the potential transactions with Global Software and Timeline’s on-going business, strategies, and future events. These forward-looking statements are subject to certain risks and uncertainties, including those discussed in this Form 8-K, that could cause actual results to differ materially from historical results or those anticipated. All statements other than statements of historical fact made in this Current Report on Form 8-K are forward looking. In particular, the words "anticipate," "intend," "may," "will," "expect," "would," "could," and similar expressions as they relate to Timeline are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Timeline does not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances. In addition, the disclosures below under the caption "Factors Relating to the Proposed Transactions with Global Software," consist principally of a brief discussion of risks related to the Transactions contemplated by the non-binding letter of intent, and are thus, in their entirety, forward-looking in nature. Readers are urged to carefully review and consider the various disclosures made in this report and in Timeline’s other reports filed with the Securities and Exchange Commission (the "SEC"), including periodic reports on Forms 10-KSB, and those described from time to time in Timeline’s press releases and other communications, which attempt to advise interested parties of the risks and factors that may affect its business.

CERTAIN FACTORS RELATING TO THE PROPOSED TRANSACTIONS WITH GLOBAL SOFTWARE

Timeline’s business may be harmed if the Transactions disrupt the operations of its business and prevent it from realizing intended benefits.

Either Transaction may disrupt Timeline’s business and prevent it from realizing intended benefits as a result of a number of obstacles, such as:

• loss of key employees or customers;
• failure to adjust or implement its business model;
• additional expenditures required to facilitate this sale; and
• the diversion of management’s attention from Timeline’s day-to-day business.

The failure to complete either or both Transactions may result in a decrease in the market value of Timeline’s common stock.

The Transactions are subject to a number of contingencies, including approval by Timeline’s shareholders and other customary closing conditions. Timeline cannot predict whether it will succeed in obtaining the approval of Timeline’s shareholders, or that the other conditions to either closing will be satisfied. As a result, either Transaction may not be completed. If neither Transaction closes, or if the first Transaction closes but Timeline’s shareholders fail to approve the second Transaction or if the second Transaction is not completed for any other reason, the market price of Timeline’s common stock may decline.

If Timeline’s shareholders do not approve and authorize the second Transaction, there may not be any other offers from potential acquirers.

If Timeline’s shareholders do not approve the second Transaction, Timeline may seek another strategic transaction, including the sale of all or part of its remaining business. Although Timeline has had such discussions with various parties in the past, none of these parties may now have an interest in a strategic transaction with Timeline or be willing to offer a reasonable purchase price.

If Timeline does not complete the Transactions, Timeline will continue to face challenges and uncertainties in its ability to achieve business success.

Timeline has faced challenges and uncertainties surrounding its ability to successfully execute its business plan, such as its inability to maintain profitability from its software licensing operations, its reliance on agreements with third-party licensees and distributors for sales and licensing of its products, the scope and degree of market recovery and performance particularly in the software sector, the uncertainty of securing license agreements and of developing and maintaining sustained maintenance and support revenue. Timeline has faced other uncertainties such as market acceptance of its products and any other new products it develops, as well as products and services of its third-party licensees and distributors, its ability to integrate its products with those of the third party, the performance and efforts of its third-party partners, the uncertainty of having sufficient resources to continue development of new technologies to compete with new offerings from competitors with significantly greater resources. In addition, factors adversely affecting the demand for Timeline’s software products, such as competition, pricing or technological change, could materially adversely affect its business, financial condition and operating results.

If Timeline does not complete the Transactions, it will continue to face these challenges and uncertainties.

Timeline will be unable to compete with the software licensing business for four years from the date of the closing.

Timeline has agreed in the letter of intent that the definitive purchase agreement will include a non-competition and non-solicitation obligation for a period of four years from the closing of the second Transaction. Under this provision, Timeline will not be able to compete with the software licensing business being sold to Global, nor will be able to solicit either the customers of the software licensing business or its employees hired by Global.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Non-Binding Letter of Intent, dated June 27, 2005, between Timeline, Inc. and Global Software, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timeline Inc.

June 29, 2005	By:	/s/ Charles R. Osenbaugh

Name: Charles R. Osenbaugh
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Non-Binding Letter of Intent, dated June 27, 2005, between Timeline and Global Software, Inc.